As filed with the Securities and Exchange Commission on December 11, 2001

                                                      REGISTRATION NO. 333-44371
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------




                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          RENAISSANCE WORLDWIDE, INC.
             (Exact name of registrant as specified in its charter)

         MASSACHUSETTS                                         04-2920563
(State or other Jurisdiction of                             (I.R.S. Employer
Incorporation or Organization)                             Identification No.)

                                52 SECOND AVENUE
                               WALTHAM, MA 02154
          (Address of Principal Executive Offices, including Zip Code)
--------------------------------------------------------------------------------


       AMENDED AND RESTATED EMPLOYEE NON-QUALIFIED STOCK OPTION PLAN OF
                            THE HUNTER GROUP, INC.
                              (full title of plan)
                         ----------------------------


                                 G. DREW CONWAY
                     President and Chief Executive Officer
                          Renaissance Worldwide, Inc.
                                52 Second Avenue
                               Waltham, MA  02154
                                  781-290-3000
           (Name, Address and Telephone Number of Agent for Service)
           ---------------------------------------------------------


                  Please send copies of all communications to:
                             KEITH F. HIGGINS, ESQ.
                                  Ropes & Gray
                            One International Place
                                Boston, MA 02110
                                  617-951-7000
--------------------------------------------------------------------------------

     Pursuant to Rule 478(a)(4) under the Securities Act of 1933, as amended, the Registrant hereby de-registers any and all shares of Common Stock originally registered hereunder which have not been issued. The Amended and Restated Employee Non-Qualified Stock Option Plan of the Hunter Group, Inc., pursuant to which the shares would have been issued, has either expired by its terms or has been terminated and no additional shares may be issued or sold under such plan.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to its Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, The Commonwealth of Massachusetts, on this 11th day of December, 2001.


RENAISSANCE WORLDWIDE, INC.

     /s/ G. Drew Conway
----------------------------
By:  G. Drew Conway
     President, Chief Executive Officer and Director


     Pursuant to the Requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 has been signed below by the following persons in the capacities indicated.


Signature                             Capacity                              Date
---------                             --------                              ----
/s/ G. Drew Conway
----------------------------          President, Chief Executive            December 11, 2001
G. Drew Conway                        Officer (Principal Executive
                                      Officer) and Director
/s/ Joseph P. Fargnoli
----------------------------          Chief Financial Officer               December 11, 2001
Joseph P. Fargnoli                    (Principal Financial and
                                      Accounting Officer)
/s/ Robert P. Badavas
----------------------------          Director                              December 11, 2001
Robert P. Badavas

/s/ Paul C. O'Brien
----------------------------          Director                              December 11, 2001
Paul C. O'Brien

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